UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Illumina, Inc.

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9885 Towne Centre Drive
San Diego, California 92121

March 24, 2011

Dear Stockholder:

You are cordially invited to participate in the 2011 Annual Meeting of Stockholders of Illumina, Inc., which will be held on Tuesday, May 10, 2011, at 9:00 a.m. Pacific Time. We are very pleased that this year’s annual meeting will be our second completely virtual meeting of stockholders.

To participate, vote, or submit questions during the annual meeting via live webcast, please visit www.virtualshareholdermeeting.com/ilmn2011. You will not be able to attend the annual meeting in person.

We are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of the materials, lower the costs of our annual meeting, and conserve natural resources. On or about March 24, 2011, we will mail to our stockholders a notice containing instructions on how to access our 2011 Proxy Statement and our 2010 Annual Report on Form 10-K and how to vote by phone or online. The notice also will include instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, 2011 Proxy Statement, and proxy card. If you received your proxy materials by mail, the notice of annual meeting, 2011 Proxy Statement, and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2011 Proxy Statement and 2010 Annual Report on Form 10-K on the Internet. We encourage you to read our 2010 Annual Report on Form 10-K, which includes information on our operations, products, and services, as well as our audited financial statements.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation

Election of three director nominees	FOR
Ratification of Ernst & Young LLP as our independent
registered public accounting firm	FOR
Advisory vote on executive compensation	FOR
Advisory vote on the frequency of holding an advisory
vote on executive compensation	FOR, EVERY YEAR

Please refer to the 2011 Proxy Statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge you to cast your vote. We encourage you to vote promptly, even if you plan on participating in the meeting via live webcast.

Sincerely,

Jay T. Flatley
President and Chief Executive Officer

9885 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. (Pacific Time) on Tuesday, May 10, 2011

PLACE	Online only at: www.virtualshareholdermeeting.com/ilmn2011

You will not be able to attend the annual meeting in person.

MEETING ADMISSION	To participate, vote, or submit questions during the annual meeting via live webcast, please visit www.virtualshareholdermeeting.com/ilmn2011 and be sure to have your 12-digit control number (included in your Notice of Internet Availability of Proxy Materials).

AGENDA	(1) Elect the two director nominees named in the 2011 Proxy Statement to hold office for three years until the 2014 annual meeting of stockholders;

(2) Elect the one director nominee named in the 2011 Proxy Statement to hold office for two years until the 2013 annual meeting of stockholders;

(3) Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2012;

(4) Hold an advisory vote on executive compensation;

(5) Hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

(6) Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	March 14, 2011

VOTING	Please vote as soon as possible to record your vote promptly, even if you plan to participate in the meeting via live webcast. Your broker will NOT be able to vote your shares with respect to the election of directors if you have not given your broker specific instructions to do so. We strongly encourage you to vote. You have three options for submitting your vote before the annual meeting:

•	Internet;

•	Phone; or

•	Mail.

WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE MEETING VIA LIVE WEBCAST, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM.

By Order of the Board of Directors

Christian G. Cabou
Senior Vice President, General Counsel & Secretary

San Diego, California
March 24, 2011

ILLUMINA, INC.
9885 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2011

We are providing these proxy materials in connection with Illumina, Inc.’s 2011 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card, and our 2010 Annual Report on Form 10-K were first made available to stockholders on or about March 24, 2011. This proxy statement contains important information for you to consider when deciding how to vote on each of the matters to be acted upon at the annual meeting. Please read it carefully.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily on the Internet rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote via the Internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

This proxy statement and our 2010 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, if you have not received a paper copy of our proxy materials and would like to receive one for the annual meeting or for future stockholder meetings, you may request copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

PARTICIPATING IN THE ANNUAL MEETING

We will be hosting the annual meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can listen to the meeting and participate live via webcast at www.virtualshareholdermeeting.com/ilmn2011

•	Webcast will begin at 9:00 a.m., Pacific Time, on May 10, 2011

•	Stockholders may vote and submit questions during the meeting via live webcast

•	Please have your 12-digit control number to enter the meeting

•	If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting

•	Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2011

•	Questions regarding how to connect and participate via the Internet will be answered by calling 1-866-451-3782 on the day before the meeting and the day of the meeting

•	Webcast replay of the meeting will be available until 11:59 p.m., Eastern Time, on May 9, 2012 at www.virtualshareholdermeeting.com/ilmn2011

ABOUT THE 2011 ANNUAL MEETING

Can I attend the annual meeting?

We will be hosting the 2011 annual meeting live via the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the annual meeting live via the Internet at www.virtualshareholdermeeting.com/ilmn2011. The webcast will start at 9:00 a.m., Pacific Time, on May 10, 2011. Stockholders may vote and submit questions while connected to the annual meeting on the Internet.

What do I need in order to be able to participate in the annual meeting online?

You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2011. If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, following the meeting, management will report on the performance of our company and respond to questions from stockholders.

What am I voting on at the annual meeting?

Stockholders will be asked to vote on four proposals. The proposals are to:

(1)	Elect the two director nominees named in this proxy statement to hold office for three years until the 2014 annual meeting of stockholders and elect the one director nominee named in this proxy statement to hold office for two years until the 2013 annual meeting of stockholders;

(2)	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2012;

(3)	Hold an advisory vote on executive compensation; and

(4) Hold	an advisory vote on the frequency of holding an advisory vote on executive compensation.

Could other matters be decided at the annual meeting?

Our bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to come before the annual meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?

The Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1),

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 2);

•	FOR the approval, on an advisory basis, of the compensation of the “named executive officers” as disclosed in this proxy statement (Proposal 3); and

•	FOR the approval, on an advisory basis, of an annual advisory vote on executive compensation (Proposal 4).

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date of March 14, 2011. At the close of business on the record date, there were outstanding and entitled to vote 127,953,250 shares of common stock. You get one vote for each share of common stock that you hold. Only holders of our common stock as of the record date are entitled to notice of and to vote on some or all of the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ilmn2011.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” below for additional information.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

•	Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 9, 2011.

•	By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 9, 2011.

•	By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 9, 2011 to be voted at the annual meeting.

•	During the Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ilmn2011.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our annual meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about March 24, 2011, we will mail the Notice of Internet Availability of Proxy Materials to our stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our 2010 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 9, 2011 will be counted;

•	participating in the annual meeting live via the Internet and voting again; or

•	delivering a written revocation to our Corporate Secretary at Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121, before the annual meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, and 4. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.

What is a “broker non-vote”?

The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. Under current NYSE interpretations, Proposals 1, 3, and 4 are considered a non-discretionary matter and Proposal 2 is considered a discretionary matter.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3, and 4).

How is a quorum obtained, and why is a quorum required?

We will hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had 127,953,250 shares of common stock outstanding and entitled to vote at the annual meeting, meaning that 63,976,626 shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How many votes are required to approve each proposal?

Broker
Discretionary
		Votes that	Voting
Proposal	Vote Required	May be Cast	Allowed?

Proposal 1 — Election of the three director nominees named in this proxy statement	Plurality of votes cast The three directors who receive the most votes will be elected	For all nominees Withhold as to all nominees	No
For all nominees except those specific nominees from whom you Withhold your vote
A withhold vote will have the same effect as an abstention
However, neither an abstention nor a withhold vote will affect the outcome of the election

Broker
Discretionary
		Votes that	Voting
Proposal	Vote Required	May be Cast	Allowed?

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2012	Majority of the shares entitled to vote and present in person or represented by proxy	For Against Abstain If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	Yes

Proposal 3 — Advisory vote on executive compensation	Majority of the shares entitled to vote and present in person or represented by proxy	For Against Abstain	No
If you abstain from voting on this proposal, the abstention will have the same effect as an against vote

Proposal 4 — Advisory vote on the frequency of holding an advisory vote on executive compensation	Majority of the shares entitled to vote and present in person or represented by proxy

	If none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis	For Every Year For Every Two Years For Every Three Years Abstain If you abstain from voting on this proposal, the abstention will have the same effect as not voting at all on this proposal	No

How can I find the voting results of the annual meeting?

Preliminary results will be announced at the annual meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. We will pay the cost of distributing this proxy statement and related materials. Our officers may solicit proxies by mail or telephone. Upon request, we will provide copies of these materials to banks, brokers, fiduciaries, custodians, and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners. We may, if appropriate, retain an independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses, which fees would be expected to be approximately $10,000, plus expenses.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge Financial Solutions and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit Broadridge Financial Solutions to tabulate and certify the vote;

•	as required by law; or

•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

COMPANY INFORMATION AND MAILING ADDRESS

We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 9885 Towne Centre Drive, San Diego, California 92121. Our telephone number is (858) 202-4500. Our website address is www.illumina.com.

References in this proxy statement to “Illumina,” “Company,” “we,” “us,” and “our” refer to Illumina, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this proxy statement.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board of Directors currently consists of the following nine directors, having terms expiring at the respective annual meeting of stockholders noted below:

2011 Annual Meeting	2012 Annual Meeting	2013 Annual Meeting
Daniel M. Bradbury	A. Blaine Bowman	Paul C. Grint, M.D.
Gerald Möller, Ph.D.	Karin Eastham, CPA	David R. Walt, Ph.D.
Roy A. Whitfield	Jay T. Flatley
William H. Rastetter, Ph.D.

Election of Two Directors to Hold Office for Three Years until the 2014 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following slate of two nominees to hold office for three years until the annual meeting of stockholders in the year 2014 and until their successors are duly elected and qualified:

➢	Daniel M. Bradbury

➢	Roy A. Whitfield

Election of One Director to Hold Office for Two Years until the 2013 Annual Meeting of Stockholders

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following nominee to hold office for two years until the annual meeting of stockholders in the year 2013 and until his successor is duly elected and qualified:

➢	Gerald Möller, Ph.D.

Dr. Möller was appointed to the Board of Directors in July 2010 to fill a newly created position. In accordance with our Corporate Governance Guidelines, any new director appointed to fill a newly created position on the Board of Directors is assigned to a particular class of directors and is required to stand for election by our stockholders at the first annual meeting of stockholders following such appointment, whether or not the other members of the class of directors to which he or she was appointed are otherwise standing for election at such annual meeting. At the time of his appointment, Dr. Möller was assigned to the same class of directors composed of Drs. Grint and Walt. Accordingly, Dr. Möller is standing for election at the annual meeting to hold office for two years until the annual meeting of stockholders in the year 2013 and until his successor is duly elected and qualified.

Additional Information

For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about Directors.” Each of the nominees is currently serving as a director. The nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy. The persons named in the form of proxy card attached to this proxy statement intend to vote such proxy for the election of each of the three nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees.

Vote Required for Approval

A plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors. The three nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to the Board of Directors. You may not vote for more individuals than the number nominated. In addition, stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 1, 2012, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that, based on Ernst & Young’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by Ernst & Young would impair Ernst & Young’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

A representative of Ernst & Young is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for making such appointment for the fiscal year ending January 1, 2012 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders did not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Rule 14a-21(a) of the Securities Exchange Act of 1934, we are seeking an advisory vote on the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the
Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 44 through 47, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

Vote Required for Approval

The advisory resolution set forth above, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares entitled to vote and present in person or represented by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF HOLDING
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Rule 14a-21(b) of the Securities Exchange Act of 1934, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years, or every three years pursuant to the following advisory resolution:

RESOLVED, that the voting choice of once every year, once every two years, or once every three years that receives the highest number of votes cast in connection with this resolution will be considered to be the frequency preferred by stockholders on an advisory basis for Illumina to hold a non-
binding vote to approve the compensation of the named executive officers.

The Board of Directors has determined that holding an advisory vote on executive compensation every year (annually) is the most appropriate policy for Illumina at this time, and recommends that stockholders vote for the Company to hold annual advisory votes on executive compensation. In formulating its recommendation, the board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in our proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our desire to seek input from, and engage in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. We understand that our stockholders may have different views as to what is the best approach for Illumina, and we look forward to hearing from our stockholders on this proposal.

Vote Required for Approval

The vote is advisory and non-binding. The Board of Directors will consider the outcome, along with other relevant factors, in determining how often to conduct advisory votes on executive compensation. Notwithstanding the board’s recommendation and the outcome of the stockholder advisory vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. Approval of the advisory resolution set forth above with respect to holding an advisory vote once every year, once every two years, or once every three years, as applicable, requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy for one of the foregoing options. If none of the frequency alternatives (one year, two years, or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by stockholders, on an advisory basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE,
ON AN ADVISORY BASIS, FOR THE ADVISORY VOTE ON
COMPENSATION OF NAMED EXECUTIVE OFFICERS TO OCCUR
ONCE EVERY YEAR

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages, and positions of our directors as of March 24, 2011. Our directors’ respective backgrounds and a discussion of the specific experience, qualifications, attributes, or skills of our directors that led the Board of Directors to conclude that each such person should serve as director are described following the table.

Name	Age	Position with Company
William H. Rastetter, Ph.D.(1)(2)(3)	62	Chairman of the Board
Jay T. Flatley	58	Director; President and Chief Executive Officer
A. Blaine Bowman(1)	64	Director
Daniel M. Bradbury(1)(2)	49	Director
Karin Eastham, CPA(1)(3)	61	Director
Paul C. Grint, M.D.(2)	53	Director
Gerald Möller, Ph.D.(4)	67	Director
David R. Walt, Ph.D.(3)	58	Director
Roy A. Whitfield(2)	57	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee
(4)	Member of the Diagnostics Advisory Committee

William H. Rastetter, Ph.D., has been a director since November 1998 and Chairman of the Board since January 2005. Dr. Rastetter is a co-founder of Receptos, Inc., a privately-held drug discovery and development company, and has been serving as Chairman of the Board since 2009. Dr. Rastetter has also been serving as a partner of Venrock Associates, a venture capital company since August 2006. From 2007 to 2009, Dr. Rastetter was Chief Executive Officer and the Executive Chairman of Apoptos, Inc., a privately-held oncology research and development company, which was acquired by Receptos in 2009. At the end of 2005, Dr. Rastetter retired as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company. He had served in this position since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in 2003. He served as Chief Executive Officer of IDEC Pharmaceuticals, a biotechnology company, from 1986 to 2003 and as chairman of its Board of Directors from 1996 to 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 to 2002, and as Chief Financial Officer from 1988 to 1993. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech, Inc., a biotechnology company, and previously he was an associate professor at the Massachusetts Institute of Technology. Dr. Rastetter serves as a director of Neurocrine Biosciences, Inc., a NASDAQ-listed biopharmaceutical company focused on neurological and endocrine diseases and disorders. Dr. Rastetter holds a B.S. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.

In selecting Dr. Rastetter as a past nominee for election to the Board of Directors, the board considered, among other things, Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. Our continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life sciences companies provides valuable strategic and governance insight to the Board of Directors as a whole.

Jay T. Flatley has served as our President, Chief Executive Officer, and a director since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions with that company from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley is also member of the Keck Graduate Institute Board of Trustees. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

In selecting Mr. Flatley as a past nominee for election to the Board of Directors, the board considered, among other things, Mr. Flatley’s experience in leading and managing our remarkable growth and development over the past 10 years. The Board of Directors believes that Mr. Flatley, through his long experience with the Company and his prior executive and board experience with Molecular Dynamics, Inc., contributes to the board’s understanding of the needs of our customers, the markets in which we compete, and the risks and opportunities associated with our product development and technological advances.

A. Blaine Bowman has been a director since January 2007. Mr. Bowman was formerly the Chairman, President, and Chief Executive Officer, and is currently a director, of Dionex Corporation, a NASDAQ-listed manufacturer of analytical instruments. Mr. Bowman retired as President and Chief Executive Officer of Dionex in 2002 and as Chairman of the Board in 2005. He joined Dionex in 1977 and was named President and Chief Executive Officer in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company, a management consulting firm, and a product engineer with Motorola Semiconductor Products Division, a communication equipment company. Mr. Bowman also serves as a director of Cell Biosciences, Inc., a privately-held life sciences company focused on protein research through the use of nanoproteomics. He also served as a past director of Molecular Devices Corporation, a NASDAQ-listed supplier of instruments and consumables for life science researchers, from 1985 until its sale in 2007, and of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Bowman received his B.S. in Physics from Brigham Young University and an M.B.A. from Stanford University.

In selecting Mr. Bowman as a past nominee for election to the Board of Directors, the board considered, among other things, Mr. Bowman’s understanding of highly technical manufacturing processes associated with scientific instruments, his business leadership experience, and his deep understanding of operational financial issues. We design and manufacture our products, many of which are sophisticated scientific instruments used by scientists and researchers. The Board of Directors believes that Mr. Bowman contributes to the board’s understanding of the needs of our customers and the risks associated with our manufacturing processes. In addition, Mr. Bowman’s experience as a management consultant and chief executive officer of a scientific equipment manufacturer contributes to the board’s strategic understanding and review of our business opportunities. Mr. Bowman also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market, which is our fastest growing market, and associated product development issues.

Daniel M. Bradbury has been a director since January 2004. Mr. Bradbury has been serving as the Chief Executive Officer of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, since March 2007, as President and a board member of Amylin since June 2006, and as Amylin’s Chief Operating Officer from 2003 to June 2006. He previously served as Executive Vice President from 2000 until his promotion in 2003. He joined Amylin in 1994 and held officer-level positions in Corporate Development and Marketing since that time. From 1984 to 1994, Mr. Bradbury held a number of sales and marketing positions at SmithKline Beecham Pharmaceuticals, a drug manufacturer. Mr. Bradbury serves as a board member of BIOCOM, the Keck Graduate Institute’s Board of Trustees, and the San Diego Regional Economic Development Corporation. Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the UCSD Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council, and the University of Miami’s Diabetes Research Institute Corporate Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

In selecting Mr. Bradbury as a nominee for election to the Board of Directors, the board considered, among other things, Mr. Bradbury’s management and governance experience in the biopharmaceutical industry gained primarily through his involvement in leading the continuing growth and development of Amylin, a rapidly growing, global biopharmaceutical company. The Board of Directors believes that Mr. Bradbury contributes to the board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Bradbury’s experience successfully commercializing pharmaceutical products contributes to the board’s understanding of the risks and opportunities associated with new product development in an industry regulated by the U.S. Food and Drug Administration.

Karin Eastham, CPA, has been a director since July 2004. Ms. Eastham currently provides consulting and executive coaching to companies in the healthcare industry in addition to serving on the boards of directors for several life science companies. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham also serves as a director for Amylin Pharmaceuticals, Inc., Genoptix, Inc., a NASDAQ-listed provider of specialized diagnostic laboratory services, Geron Corporation, a NASDAQ-listed biopharmaceutical company, and Trius, Inc., a NASDAQ-listed biopharmaceutical company. Ms. Eastham also served as a past director of Tercica, Inc., a NASDAQ-listed biopharmaceutical company, from 2003 until its sale in 2008, and SGX Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale in 2008. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.

In selecting Ms. Eastham as a past nominee for election to the Board of Directors, the board considered, among other things, Ms. Eastham’s understanding of biomedical research institutions combined with her business leadership and finance experience. A significant portion of our customers are biomedical research institutions, and the Board of Directors believes that Ms. Eastham provides the board with greater insight into the needs of such institutions. Ms. Eastham also contributes to the board’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.

Paul C. Grint, M.D., has been a director since April 2005. Dr. Grint is currently President of Cerexa, Inc., a wholly-owned subsidiary of Forest Laboratories, Inc., a pharmaceutical company. Prior to joining Cerexa, Dr. Grint served as Senior Vice President at Forest Research Institute, Inc., the scientific development subsidiary of Forest Laboratories, Inc. Prior to joining Forest Laboratories, from 2006 to 2008 Dr. Grint was Chief Medical Officer at Kalypsys Inc., a biopharmaceutical company, and during 2006 he was Senior Vice President and Chief Medical Officer at Zephyr Sciences, Inc, a biopharmaceutical company. He has held similar executive positions at Pfizer Inc., IDEC Pharmaceuticals Corporation, and Schering-Plough Corporation. Dr. Grint began his pharmaceutical career at the Wellcome Research Laboratories in the UK and received his medical degree from the University of London, St. Bartholomew’s Hospital Medical College in London. He is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies, and the author or co-author of over 50 publications.

In selecting Dr. Grint as a past nominee for election to the Board of Directors, the board considered, among other things, Dr. Grint’s product development expertise gained from more than 20 years of experience in biologics and small molecule drug development, marked by the successful development of numerous commercial products in the fields of infectious disease, immunology, and oncology, combined with his understanding of the markets that we serve. Our continued growth is dependent on developing and commercializing new products and services for both the research and clinical markets. The Board of Directors believes that Dr. Grint contributes to the board’s understanding of the needs of research and clinical customers and the risks and opportunities associated with new product development.

Gerald Möller, Ph.D., has been a director since July 2010. Dr. Möller is currently an advisor at HBM Bio Ventures AG, a Swiss investment firm focusing on biotechnology, emerging pharmaceutical, medical technology, and related industries. Previously, Dr. Möller spent 23 years at Boehringer Mannheim in Germany, Japan, and the United States, where he held a number of leadership positions, including president of

Decentralized Diagnostics, president of Advanced Diagnostics and Biochemicals, and chief executive officer of Boehringer Mannheim Therapeutics. In 1995 he became chief executive officer of the worldwide Boehringer Mannheim Group. Following Boehringer’s acquisition by Roche, Dr. Möller became head of Global Development and Strategic Marketing, Pharmaceuticals, and a member of the Executive Committee at Hoffmann LaRoche. In addition to Illumina, Dr. Möller sits on several life sciences and diagnostics boards, including Morphosys AG, a Frankfurt Stock Exchange-listed biotechnology company focusing on developing the next generation of fully human antibodies, Bionostics, Inc., a privately-held developer and manufacturer of calibrators and quality control products for diabetes diagnostics test systems, and Vivacta Limited, a privately-held medical diagnostics company. Dr. Möller also is chairman of the Foundation for Innovative New Diagnostics (FIND), a product development and implementation partnership financed in part by the Bill & Melinda Gates Foundation. He holds a Ph.D. in physical chemistry from the University of Kiel in Germany.

In selecting Dr. Möller as a nominee for election to the Board of Directors, the board considered, among other things, Dr. Möller’s product development and diagnostics expertise gained from more than 30 years of leadership and strategic experience at global pharmaceutical and life science companies. The Board of Directors believes that Dr. Möller’s diagnostics experience, in particular, contributes to the board’s understanding of the growing diagnostics market and the opportunity and an risks associated with such market.

David R. Walt, Ph.D., is one of our founders and has been a director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since 1995 and has been a Howard Hughes Medical Institute Professor since 2006. Dr. Walt is a Member of the National Academy of Engineering, a Fellow of the American Institute of Medical and Biological Engineers, and a Fellow of the American Association for the Advancement of Science. Dr. Walt has published over 200 papers and is named as an inventor or co-inventor of over 40 patents, many of which are directed to our micro-array products. He also serves as a board member for Quanterix, Inc., a privately-held company focused on single molecule analysis for clinical diagnostics. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Chemical Biology from SUNY at Stony Brook.

In selecting Dr. Walt as a past nominee for election to the Board of Directors, the board considered, among other things, Dr. Walt’s scientific and technical expertise combined with his understanding of the markets that we serve. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Walt offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Walt’s academic and research experience provides the Board of Directors with valuable insight into the needs of our customers, many of which are scientific research institutions, and the opportunities associated with serving the research market.

Roy A. Whitfield has been a director since January 2007. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (formerly Incyte Genomics), a NASDAQ-listed drug discovery and development company he co-founded in 1991. From 1993 to 2001, Mr. Whitfield served as its Chief Executive Officer and, from November 2001 until his retirement in June 2003, as its Chairman. Mr. Whitfield remains on the board of Incyte Corporation. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Earlier, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. In addition to serving on the Incyte Board, he is a director of Nektar Therapeutics, a NASDAQ-listed clinical-stage biopharmaceutical company, and he served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Whitfield received a B.S. in Mathematics from Oxford University and an M.B.A. from Stanford University.

In selecting Mr. Whitfield as a nominee for election to the Board of Directors, the board considered, among other things, Mr. Whitfield’s management and governance experience in the biotechnology and genomics industries gained primarily through his involvement in leading the growth and development of Incyte Corporation. The Board of Directors believes that Mr. Whitfield contributes to the board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Whitfield’s experience as a management consultant contributes to the board’s strategic understanding and review of our business opportunities. Mr. Whitfield also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market, which is our fastest growing market, and associated product development issues.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors. Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The board has determined that a majority of the members of the board, specifically Mr. Bradbury, Mr. Bowman, Ms. Eastham, Dr. Grint, Dr. Möller, Dr. Rastetter, Dr. Walt, and Mr. Whitfield, are independent directors under the rules of The NASDAQ Global Select Market.

The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings during the fiscal year ended January 2, 2011 (“fiscal 2010”), the Board of Directors regularly met in executive sessions of non-employee directors.

The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors’ approval. The Board of Directors held eight formal meetings during fiscal 2010 and acted six times by written consent. Board members are requested to make attendance at board and board committee meetings a priority, to come to meetings prepared having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.

Attendance at Meetings

During fiscal 2010, each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and board committees on which such director served during the period. Board members are invited to attend our annual meetings of stockholders, but they are not required to do so. We reimburse the travel expenses of any director who travels to attend the annual meetings. Five members of the Board of Directors attended our 2010 annual meeting of stockholders.

Corporate Governance

The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Ethics, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. The corporate governance page can be found on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and its day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the schedules and agendas for board meetings, and presides over meetings of the full board. The Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with significant involvement and authority vested in an outside independent board member. In addition, the Board of Director believes that there are advantages to having an independent Chairman for matters such as communications and relations between the board, the Chief Executive Officer, and other senior management; in assisting the board in reaching consensus on particular strategies and policies; and in facilitating robust director, board, and Chief Executive Officer evaluation processes. Under our Corporate Governance Guidelines, our independent Chairman is responsible for:

•	reviewing the schedules and agendas for board meetings as determined and prepared by the Chief Executive Officer;

•	participating as an observer on any board committee on which he or she is not a member, if appropriate;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the Compensation Committee and, together with the Chair of the Compensation Committee, with the independent members of the board; and

•	conveying to the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Chief Executive Officer’s performance evaluation.

In performing the duties described above, our independent Chairman is expected to consult with the Chairs of the appropriate board committees and solicit their participation in order to avoid diluting the authority and responsibilities of such Committee Chairs.

Board’s Role in Risk Oversight

Risk Oversight Generally

The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.

Our senior executives provide the Board of Directors and its committees with regular updates about our strategies and objectives and the risks inherent within them at board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend board meetings to provide additional insight into items being discussed, including risk exposures. In addition, the Company’s

General Counsel and the Company’s Chief Financial Officer report directly to our President and Chief Executive Officer, providing him with visibility to our risk profile. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full board and the President and Chief Executive Officer, enables the board to effectively oversee our risk management function.

Compensation Programs

The Compensation Committee, together with senior management, also reviews compensation programs and benefits plans affecting employees generally (in addition to those applicable to our executive officers), and we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Committees of the Board of Directors

The Board of Directors has four standing committees to facilitate and assist the board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. In accordance with The NASDAQ Global Select Market listing standards, all of the committees are composed solely of non-employee, independent directors. Charters for each committee are available on our website at www.illumina.com by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

Audit Committee

Members:	A. Blaine Bowman, Chairperson Daniel M. Bradbury Karin Eastham, CPA William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2010:	9

Purpose and Functions:	Oversees our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes.

To monitor and advise the board on:

• the integrity of our financial statements and disclosures;

• the independent auditor’s qualifications and independence;

• the performance of internal and independent audit functions;

• the adequacy of the our internal controls;

• our compliance with legal and regulatory requirements; and

• the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

Financial Experts:	The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, the Board of Directors has unanimously determined that all Audit Committee members qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

Members:	Roy A. Whitfield, Chairperson Daniel M. Bradbury Paul C. Grint, M.D. William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2010:	6

Purpose and Functions:	To discharge the responsibilities of the Board of Directors with respect to compensation matters for our executive officers and other employees and consultants.
To report annually to our stockholders on executive compensation matters.
To administer our equity and other compensation plans.
To take or cause to be taken such other actions and address such other matters as the Board of Directors may from time to time authorize the committee to undertake.

The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual compensation objectives.

Mr. Flatley, our President and Chief Executive Officer, has been delegated limited authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock units to any employee who has a title below the rank of “Senior Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. At least annually, Mr. Flatley reports to the Compensation Committee on his exercise of this delegated authority during the preceding 12 months.

Nominating/Corporate Governance Committee

Members:	Karin Eastham, CPA, Chairperson William H. Rastetter, Ph.D. David R. Walt, Ph.D.

Number of Meetings in Fiscal 2010:	6

Purpose and Functions:	To identify individuals qualified to serve as members of the Board of Directors.

To select nominees for election as directors of the Company.

To evaluate the performance of the Board of Directors.

To develop and recommend to the Board of Directors corporate governance guidelines.

To provide oversight with respect to corporate governance and ethical conduct.

Diagnostics Advisory Committee

Members:	Gerald Möller, Ph.D., Chairperson

Number of Meetings in Fiscal 2010:	0 (the committee was formed in the fourth quarter of fiscal 2010)

Purpose and Functions:	To periodically review and advise the Board of Directors on the strategic direction and objectives of our diagnostics business, including providing understanding, clarification, and validation of the fundamental strategy of the diagnostics business (and its positioning and impact on our overall corporate strategy) in order to enable the board to make informed business decisions.

The committee is also responsible for identifying and discussing with the Board of Directors significant emerging trends and issues related, or of relevance, to the strategic goals and objectives of our diagnostics business.

Compensation Committee Interlocks and Insider Participation

Our executive compensation program has been administered by the Compensation Committee of our Board of Directors. None of the members of the Compensation Committee has been an officer or employee of ours. None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during fiscal 2010.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. This code of ethics is reviewed on an annual basis and modified as deemed necessary. Our code of ethics is available for download from our website, www.illumina.com, by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” A copy of the Code of Ethics may also be obtained free of charge, from us upon a request directed to Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121, Attention: Investor Relations. We will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

DIRECTOR NOMINATION

Criteria for Board Membership

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating board candidates, considers factors such as depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to board duties, all in the context of an assessment of the needs of the board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under the rules of The NASDAQ Global Select Market, that members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of The NASDAQ Global Select Market, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating/Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the board, the biographies shown above highlight the experiences and qualifications that were viewed as being among the most important by the Nominating/Corporate Governance Committee in concluding that the nominee should serve as a director of the Company. The Nominating/Corporate Governance Committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Process for Identifying and Evaluating Nominees

The Nominating/Corporate Governance Committee believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the board may seek to expand its ranks to bring in new board members with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the board that this candidate be appointed to fill a current vacancy on the board or presented for the approval of the stockholders, as appropriate.

Stockholder Nominees

The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Secretary, and should include the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected);

•	the names and addresses of the stockholders making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholders; and

•	appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our Bylaws and under the caption “Stockholder Proposals for our 2012 Annual Meeting” below.

From time to time, we have retained and may in the future retain the services of an independent third-party search firm to assist the Nominating/Corporate Governance Committee in identifying and evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

All interested parties who wish to communicate with the Board of Directors or any of the non-management directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, at Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121. All such envelopes will be delivered unopened to the Chairperson of our Audit Committee.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP POLICY

The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our executive officers who is subject to restrictions of Section 16 of the Securities Exchange Act of 1934, and each of our officers having a title of “Senior Vice President” or above. Under the ownership guidelines each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

•	with respect to non-employee directors, three times the annual cash retainer paid to non-employee directors for serving as a director, without regard to committee or chairperson assignments; and

•	with respect to executive officers, such executive officer’s base salary.

Under the ownership guidelines, each individual subject to the guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual director or officer first became subject to the guidelines, which is typically the later of when such individual joined the Company or March 8, 2010 (the effective date of the ownership guidelines).

Unvested shares of restricted stock, unvested restricted stock units (RSUs), and unexercised stock options do not count towards satisfaction of the ownership guidelines.

During such time as a covered officer or director is not in compliance with his or her applicable ownership guidelines, such officer or director:

•	is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or RSUs (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•	may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors and executive officers may only sell shares of our common stock pursuant to a qualified trading plan).

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on board committees. Directors who are our employees, such as Mr. Flatley, receive no separate compensation for their services as directors.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of then-current competitive practice. The Compensation Committee typically receives advice and recommendations from a compensation consultant with respect to its determination on director compensation matters.

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors.

Cash Compensation

Annual Retainer

During fiscal 2010, each of our non-employee directors was eligible to receive an annual cash retainer of $50,000, and the Chairman of the Board was eligible to receive an additional $20,000. In January 2011, the Compensation Committee determined not to make any changes to the foregoing annual retainers for the fiscal year ending on January 1, 2012.

Committee Fees

In addition, during fiscal 2010 each of our non-employee directors serving on one or more board committee was eligible to receive the applicable fees set forth below.

	Fiscal 2010 Board Committee Fees ($)
			Nominating/Corporate	Diagnostics
	Audit Committee	Compensation Committee	Governance Committee	Advisory Committee

Chairperson	25,000	15,000	12,500	7,000
Member	15,000	10,000	7,000	N/A(1)

(1)	The Diagnostics Advisory Committee has only one member, who is also the Chairperson.

In January 2011, the Compensation Committee determined not to make any changes to the foregoing applicable fees for the fiscal year ending on January 1, 2012.

Equity Compensation

Annual Awards

In connection with our 2010 annual meeting of stockholders, each of our non-employee directors received a stock option grant of 13,500 shares and an award of 1,800 restricted stock units, or RSUs, in each case granted under our Amended and Restated 2005 Stock and Incentive Plan. These annual awards vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award.

In January 2011, the Board of Directors, acting on the recommendation of the Compensation Committee, determined to reduce by 20% the annual equity award that non-employee directors are eligible to receive in order to reflect the increase in our stock price during fiscal 2010. Accordingly, for the fiscal year ending on January 1, 2012, non-employee directors will be eligible to receive stock option grants of 10,800 shares and awards of 1,440 RSUs, which grant or award is to be made automatically on the date of each annual stockholder meeting, with a stock option exercise price equal to the fair market value of our common stock on the grant date. Both the stock options and the RSUs will vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award.

Awards Upon First Joining the Board of Directors

Upon first joining the Board of Directors, each non-employee director is eligible to receive a one-time stock option grant of 28,000 shares and an award of 4,000 RSUs, which grant or award is to be made automatically on the date the individual is elected a director, whether by stockholder approval or appointment by the board, with a stock option exercise price equal to the fair market value of our common stock on the grant date. Both the stock options and the RSUs will vest over four years, with 25% vesting at the end of the each of the four years following the grant date of the option or award.

Additional Benefits

Directors who receive RSUs are given the opportunity, at the time they execute award agreements providing for the RSU grant, to elect to receive, at the time the RSU vests, a portion of the award in cash rather than in shares in order to enable the director to satisfy his or her obligation to pay the federal income tax that becomes due at the time of such vesting.

In addition to the cash and equity compensation described above, we reimburse our non-employee directors for their expenses incurred in connection with attending board and committee meetings. We do not provide directors with additional compensation for attending board or committee meetings.

Non-Employee Director Compensation

The following table summarizes the total compensation paid by the Company to the non-employee directors for the fiscal year ended January 2, 2011.

						Change in
						Pension Value
	Fees					and
	Earned or				Non-Equity	Nonqualified
	Paid		Stock	Option	Incentive Plan	Deferred	All Other
	in Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)(2)		($)(3)(4)	($)(3)(5)	($)	Earnings	($)	($)

William H. Rastetter	102,000		77,076	273,139	—	—	—	452,215
A. Blaine Bowman	75,000		77,076	273,139	—	—	—	425,215
Daniel M. Bradbury	69,725		77,076	273,139	—	—	—	419,940
Karin Eastham	109,078		77,076	273,139	—	—	—	459,293
Paul C. Grint	33,512	(6)	77,076	273,139	—	—	—	443,727
Gerald Möller	25,385	(7)	171,240	566,378	—	—	—	763,003
David R. Walt	62,000		77,076	273,139	—	—	—	412,215
Roy A. Whitfield	98,512		77,076	273,139	—	—	—	448,727

(1)	Jay T. Flatley, our President and Chief Executive Officer, is not included in this table as he is our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Flatley as our employee is shown in the Summary Compensation Table on page 44.
(2)	Includes cash received in lieu of stock at the time that an RSU award vests. Please see “Additional Benefits” above.
(3)	This reflects the grant date fair value of awards granted during fiscal 2010. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for fiscal 2010, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2011.
(4)	Each of the directors, other than Dr. Möller, received an award of 1,800 RSUs on May 12, 2010 (the date of our 2010 annual meeting of stockholders), with a per share value of $42.82 (the closing price of our common stock on NASDAQ on May 12, 2010). Dr. Möller joined the board on July 1, 2010 and received an award of 4,000 RSUs with a per share value of $42.81 (the closing price of our common stock on NASDAQ on July 1, 2010).
(5)	Each of the directors, other than Dr. Möller, received a stock option award for 13,500 shares on May 12, 2010 (the date of our 2010 annual meeting of stockholders), with a per share exercise price of $42.82 (the closing price of our common stock on NASDAQ on May 12, 2010). Dr. Möller joined the board on July 1, 2010 and received a stock option award for 28,000 shares with a per share exercise price of $42.81 (the closing price of our common stock on NASDAQ on July 1, 2010).
(6)	Dr. Grint waived fees payable in cash for board and committee service totaling $60,000.
(7)	Dr. Möller joined the board on July 1, 2010.

The following table shows the total number of unvested RSUs and total stock options held by each of our non-employee directors as of January 2, 2011:

	Unvested RSUs	Stock Options Outstanding
Name	Outstanding	Vested	Unvested

William H. Rastetter	1,800	312,000	13,500
A. Blaine Bowman	1,800	84,456	13,500
Daniel M. Bradbury	1,800	142,000	13,500
Karin Eastham	1,800	122,000	13,500
Paul C. Grint	1,800	106,000	13,500
Gerald Möller	4,000	—	28,000
David R. Walt	1,800	162,000	13,500
Roy A. Whitfield	1,800	84,456	13,500

STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned by each of our directors and director nominees and each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and by all of our directors, director nominees, and executive officers as a group.

The information set forth below is as of February 28, 2011 and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121.

	Common Stock	Stock Options
	Beneficially Owned	Exercisable Within	Total Common
	(Excluding Stock	60 Days of	Stock Beneficially	Percent of
Name of Beneficial Owner	Options)(1)	February 28, 2011	Owned(1)	Common Stock(2)

Jay T. Flatley(3)	283,826	1,768,437	2,052,263	1.6%
Christian O. Henry	7,136	246,670	253,806		*
Christian G. Cabou(4)	10,459	62,061	72,520		*
Tristan B. Orpin	15,337	242,145	257,482		*
Mostafa Ronaghi	2,964	194,394	197,358		*
William H. Rastetter	90,680	122,000	212,680		*
A. Blaine Bowman	4,000	84,456	88,456		*
Daniel M. Bradbury	2,000	48,000	50,000		*
Karin Eastham	2,400	82,000	84,400		*
Paul C. Grint	2,400	76,000	78,400		*
Gerald Möller	—	—	—		*
David R. Walt(5)	1,101,046	162,000	1,263,046		*
Roy A. Whitfield	2,400	58,000	60,400		*
All directors, director nominees, and executive officers as a group (14 persons, including those directors and executive officers named above)	1,523,027	3,203,977	4,732,744	3.6%

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.
(1)	Includes shares of stock beneficially owned as of February 28, 2011. Also includes restricted stock units, or RSUs, vesting within 60 days of February 28, 2011. An RSU represents a conditional right to receive one share of our common stock at a specified future date.
(2)	Percentage ownership is based on 127,890,706 shares of common shares of common stock outstanding on February 28, 2011.
(3)	Includes 15,000 shares owned by Mr. Flatley’s children.
(4)	Includes 1,000 shares for which Mr. Cabou shares voting power with his spouse.
(5)	Includes 82,960 shares owned by Dr. Walt’s spouse.

The following table sets forth, as of February 28, 2011, the amount of beneficial ownership of each beneficial owner of more than five percent of our common stock:

	Common Stock	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Common Stock(1)

FMR LLC(2) 82 Devonshire Street Boston, MA 02109	18,984,485	14.8%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	12,861,180	10.1%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	9,478,201	7.4%
Sands Capital Management, LLC(5) 1101 Wilson Blvd. Suite 2300 Arlington, VA 22209	9,055,831	7.1%
Morgan Stanley(6) 1585 Broadway New York, NY 10036	8,285,535	6.5%
Prudential Financial, Inc.(7) 751 Broad Street Newark, NJ 07102	7,496,586	5.9%

(1)	Percentage ownership is based on 127,890,706 shares of common shares of common stock outstanding on February 28, 2011.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011. FMR LLC reports that it has sole voting power with respect to 219,620 shares and sole dispositive power with respect to 18,984,485 shares. We understand that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 18,764,865 shares as a result of acting as investment adviser to various investment companies (the “Fidelity Funds”). We understand that the number of shares owned by Fidelity Funds included 311,606 shares resulting from the assumed conversion of certain warrants. We understand that Edward C. Johnson, III, and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 18,764,865 shares owned by the Fidelity Funds. We understand that neither FMR LLC nor Edward C. Johnson, III, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(3)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2011. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities..
(4)	This information is based on a Schedule 13G filed with the SEC on February 4, 2011.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011. Sands Capital Management, LLC reports that it has sole voting power with respect to 5,997,426 shares and sole dispositive power with respect to 9,055,831 shares and that such shares are beneficially owned by clients of Sands Capital Management, LLC.
(6)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2011. Morgan Stanley reports that it has sole voting power with respect to 8,090,145 shares and sole dispositive power with respect to 8,285,535 shares. We understand that the shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and a wholly-owned subsidiary of Morgan Stanley.
(7)	This information is based on a Schedule 13G filed with the SEC on February 8, 2011. Prudential Financial, Inc. has sole voting and sole dispositive power over 119,931 shares, shared voting power over 4,128,787 shares, and shared dispositive power over 7,376,655 shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential may be deemed to have shared dispositive power over the 7,469,676 shares reported on Jennison Associates LLC’s Schedule 13G filed with the SEC on February 11, 2011. Jennison Associates LLC does not file jointly with Prudential, as such, shares included in Jennison Associates LLC’s Schedule 13G may also be included in the shares reported in the Schedule 13G filed by Prudential Financial, Inc.

EXECUTIVE OFFICERS

The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of March 24, 2011:

Jay T. Flatley, age 58
President & Chief Executive Officer

•	1999 – present: present position
•	Joined Illumina 1999

Christian G. Cabou, age 61
Senior Vice President, General Counsel & Secretary

•	2006 – present: present position
•	2001 – 2006: general counsel for GE Global Research, General Electric Company’s advanced industrial research and development industrial laboratories
•	Joined Illumina 2006

Gregory F. Heath, Ph.D., age 53
Senior Vice President & General Manager, Diagnostics

•	2008 – present: present position
•	2004 – 2008: senior vice president for Roche Molecular Systems, Inc., responsible for its global molecular diagnostics business (2006-2008), global marketing and business development (2005-2006), and global product marketing (2004-2005)
•	Joined Illumina 2008

Christian O. Henry, age 43
Senior Vice President, Chief Financial Officer & General Manager, Life Sciences

•	2010 – present: present position
•	2009 – 2010: Senior Vice President, Corporate Development & Chief Financial Officer
•	2006 – 2009: Senior Vice President and Chief Financial Officer
•	2005 – 2006: Vice President and Chief Financial Officer
•	2003 – 2005: chief financial officer for Tickets.com, a publicly traded, online ticket provider that was acquired by Major League Baseball Advanced Media, LP
•	Joined Illumina 2005

Tristan B. Orpin, age 45
Senior Vice President & Chief Commercial Officer

•	2010 – present: present position
•	2007 – 2010: Senior Vice President, Commercial Operations
•	2002 – 2007: Vice President of Worldwide Sales
•	Joined Illumina 2002

Mostafa Ronaghi, Ph.D., age 42
Senior Vice President & Chief Technology Officer

•	2008 – present: present position
•	2002 – 2008: principal investigator at Stanford University, where Dr. Ronaghi focused on the development of novel tools for molecular diagnostic applications
•	2007 – 2008: chairman and chief scientific officer for Avantome, Inc., a privately-held sequencing company co-founded by Dr. Ronaghi and acquired by Illumina in 2008
•	Joined Illumina 2008

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the President and Chief Executive Officer are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee rewards and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to Illumina’s “named executive officers,” who are the CEO, CFO, and the three other most highly compensated executive officers in a particular year. For fiscal 2010, our named executive officers are:

•	Jay T. Flatley — President & Chief Executive Officer

•	Christian O. Henry — Senior Vice President, Chief Financial Officer & General Manager, Life Sciences

•	Christian G. Cabou — Senior Vice President, General Counsel & Secretary

•	Tristan B. Orpin — Senior Vice President & Chief Commercial Officer

•	Mostafa Ronaghi — Senior Vice President & Chief Technology Officer

Compensation Philosophy and Objectives

Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.

Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.

Use of Market Data and Benchmarking

We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent.

During fiscal 2010, the Compensation Committee retained Radford, an Aon Hewitt Company, as the Compensation Committee’s advisor reporting directly to the Chairperson. The Compensation Committee maintains sole authority to retain and determine the work to be performed by Radford. During fiscal 2010, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to competitive benchmarks. This review consisted of a benchmarking analysis of our executive compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included the review of the total direct compensation (inclusive of salary, cash bonuses, and equity awards) of our executive officers. It was based on an assessment of market trends covering available public information in addition to proprietary data provided by Radford. The peer group was developed considering companies within the industry that have similar business challenges and complexities where we might recruit and lose executive talent.

The Compensation Committee considered a number of factors in defining the peer group, including industry competitors of similar revenue range, growth rates, employee size, and market capitalization range that we believe reflects the market for talent and stockholder investment. Many of the industry competitors are located in our geographical area, which reflects high-cost of living areas and therefore impacts rate of pay.

The following companies made up the compensation peer group for fiscal 2010:

•	Affymetrix, Inc.
•	Alere Inc.
•	Beckman Coulter, Inc.(1)
•	The Cooper Companies, Inc.
•	Edwards Lifesciences Corporation

•	Gen-Probe, Incorporated
•	Hologic, Inc.
•	IDEXX Laboratories, Inc.
•	Intuitive Surgical, Inc.
•	Life Technologies Corporation

•	National Instruments Corporation
•	PerkinElmer, Inc.
•	QIAGEN N.V.
•	ResMed Inc.
•	Varian, Inc.(2)
•	Waters Corporation

(1)	On February 7, 2011, Beckman Coulter, Inc. announced its pending sale to Danaher Corporation.
(2)	In July 2010, the Compensation Committee removed Varian, Inc. from the compensation peer group in light of its sale to Agilent Technologies, Inc.

We target our total direct compensation for executive officers at between the 50th and 60th percentile of compensation paid to executives within our compensation peer group. We may deviate from these general target levels to reflect the executive’s experience, the executive’s sustained performance level, and market factors as deemed appropriate by the Compensation Committee. The Compensation Committee reviews the information prepared by management from the Radford assessment, reviews each component of an executive’s compensation during the current year and prior years (“tally sheets”), and considers an executive’s contribution to the achievement of our strategic goals and objectives, the executive’s overall compensation, and other factors to determine the appropriate level and mix of compensation. An executive’s compensation is not determined by formula but, instead, in comparison to market and within our company to positions with similar responsibility and impact on operations.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 of the Securities Exchange Act of 1934 and the rules of The NASDAQ Global Select Market. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”

The primary responsibilities of the Compensation Committee are to:

•	recommend to the Board of Directors the amount and form of compensation to be paid to our Chief Executive Officer, taking into account the results of the Board of Director’s annual performance evaluation of the Chief Executive Officer;

•	review and approve the amount and form of compensation to be paid to our other executive officers and senior, non-executive employees;

•	exercise oversight of our compensation practices for all other non-executive employees; and

•	administer our equity compensation plans.

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held six meetings during fiscal 2010, and it has held two meetings so far in 2011 to review and finalize compensation elements related to fiscal 2010. The Chairperson works with the Chief Executive Officer and the Vice President of Human Resources to establish the meeting agenda in advance of each meeting. The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, General Counsel, Vice President of Human Resources, our external counsel, and, on occasion, with an independent compensation consultant retained by the Compensation Committee.

When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the Chief Executive Officer, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the Chief Executive Officer’s assessment of each executive’s performance against pre-determined, individual objectives.

Components and Analysis of Fiscal 2010 Executive Compensation

For fiscal 2010, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Key Features
Compensation Element	Objective	Designed to Reward	Specific to Executives

Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current (and expected) future performance, base pay relative to our compensation peer group, and internal equity
Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals
Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to increase overall stockholder value	Success in achieving long-term results
Grants typically consist of both stock options and RSUs

Stock options generally vest monthly over a four-year period

RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date

Given our rapid growth and continued high growth profile, a majority of our executive officers’ compensation has been delivered, and is expected to be delivered, through long-term equity awards

Base Salary

Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at risk. Base salary represented a relatively small percentage of total compensation (15% in 2010) for the named executive officers, as set forth in the Summary Compensation Table.

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. The Chief Executive Officer makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance and current pay relative to market practices for executive officers, other than himself. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and then approves the salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our Chief Executive Officer based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and pay level relative to similar positions in our peer group. Base salary increases also reflect anticipated future contributions of the executive.

Fiscal 2010 Base Salaries

As illustrated in the table below, the average salary increase for all named executive officers in fiscal 2010, other than for Mr. Henry, was 3.7%. This reflects the fact that, generally, salaries of such named executive officers were competitive in relation to our compensation peer group when measured at the 60th percentile. Mr. Henry received a 9.6% increase in his base salary for 2010 in recognition of Mr. Henry’s increased responsibilities serving as our Chief Financial Officer while at the same time overseeing our corporate development functions during 2009, in addition to becoming General Manager of our Life Sciences business unit in February 2010.

		2009 Base	2010 Base
Named Executive Officer	Position	Salary ($)	Salary ($)	% Increase

Jay T. Flatley	President & Chief Executive Officer	725,000	750,000	3.4%
Christian O. Henry	Senior Vice President, Chief Financial Officer & General Manager, Life Sciences	377,300	413,600	9.6%
Christian G. Cabou	Senior Vice President, General Counsel & Secretary	353,900	368,100	4.0%
Tristan B. Orpin	Senior Vice President & Chief Commercial Officer	366,800	379,600	3.5%
Mostafa Ronaghi	Senior Vice President & Chief Technology Officer	325,000	338,000	4.0%

Performance-Based Cash Compensation

In general, annual cash bonuses are paid out under our Variable Compensation Plan, or VCP. The VCP is an “at-risk” bonus compensation program designed to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. The VCP provides guidelines for the calculation of annual non-equity, incentive-based compensation, subject to the Compensation Committee’s oversight and modification. Any executive officer that is hired during the year on or prior to October 1st is eligible to participate in the VCP for that year. Any bonus received by such executive is prorated based on the amount of time the executive officer served during the plan year.

Target Amounts and Weighted Components

For fiscal 2010, the Compensation Committee established target cash bonus amounts under the VCP, calculated as a percentage of each executive officer’s base salary. For our President and Chief Executive Officer, Mr. Flatley, the target cash bonus amount as a percentage of his base salary was increased from

85% to 100% for fiscal 2010 (as compared to 2009). The Compensation Committee determined that an increased percentage of the chief executive officer’s cash compensation should be “at-risk” and moved the target bonus percentage closer to comparable positions of scope and responsibility when measured against our compensation peer group. For each of the other named executive officers, the target cash bonus amount as a percentage of base salary was 55%, which remained unchanged for fiscal 2010 as compared to 2009.

Under the VCP, the target cash bonus amount is divided into three separate components with the following weighting (as a % of the target cash bonus amount):

•	50% based on the achievement of corporate revenue objectives (the “revenue VCP target”);

•	30% based on the achievement of corporate operating income objectives (the “operating income VCP target”); and

•	20% based on the achievement of individual performance objectives (the “individual performance VCP target”).

The Compensation Committee and the Board of Directors approve minimum, threshold, target, and maximum levels for each component of the revenue and operating income VCP targets. Payments of the applicable component of the annual cash bonus amounts are based upon the achievement of such objectives for the year. No payouts are earned for a component if the minimum level is not achieved. Target and threshold levels represent a range of our desired level of performance that the Compensation Committee and the Board of Directors believe are both attainable and practical based on a realistic estimate of our future financial performance. Maximum levels are designed to motivate and reward realistically achievable superior performance.

At the beginning of each year, the Chief Executive Officer develops corporate objectives focused primarily on financial performance and other critical corporate goals, such as new product introductions, market penetration, infrastructure investments, and consistency of operating results. The corporate objectives are based on our annual operating plan, which is approved by the Board of Directors in January of each year. In addition, the Chief Executive Officer, together with each executive eligible to participate in the VCP, develops a corresponding set of objectives to measure individual performance for the year. The corporate and individual objectives for all named executive officers are reviewed by the Compensation Committee, and both the Compensation Committee and the Board of Directors approve the corporate objectives and the individual objectives for the Chief Executive Officer.

Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against each of the revenue and operating income VCP targets, comparing the actual fiscal year results to the pre-determined minimum, threshold, target, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated. The Compensation Committee (and the Board of Directors with respect to the Chief Executive Officer) also reviews the performance of each named executive officer against such officer’s individual objectives, and an overall percentage amount for the individual performance objectives is calculated. Although the operation of the VCP is largely formulaic, the Compensation Committee and the Board of Directors can use their discretion when determining the pay for our executive officers and also when assessing the attainment of individual and corporate performance goals.

Revenue VCP Target

For fiscal 2010, each executive had the potential to earn up to a maximum of 130% of the revenue VCP target based on the Company’s performance against the following fiscal 2010 revenue objectives (with the bonus amount calculated as a linear ratio for points between the minimum, threshold, target, and maximum):

	Minimum	Threshold	Target	Maximum

Revenue Objective ($ in millions)	755.0	784.0	825.0	850.0
% of Revenue VCP Target Paid	50%	95%	100%	130%

Operating Income VCP Target

For fiscal 2010, each executive had the potential to earn up to a maximum of 130% of the operating income VCP target based on the Company’s performance against the following fiscal 2010 operating income objectives (with the bonus amount calculated as a linear ratio for points between the minimum, threshold, target, and maximum):

	Minimum	Threshold	Target	Maximum

Operating Income Objective ($ in millions)(1)	190.0	211.0	243.0	250.0
% of Operating Income VCP Target Paid	50%	95%	100%	130%

(1)	Operating income is defined as the income from operations that excludes stock compensation expense, merger related charges, interest and other revenue and income tax expense.

Example Calculation

We have included a hypothetical example to demonstrate the calculation. For example, assume Executive A’s base salary for fiscal 2010 was $400,000 and that Executive A’s target cash bonus amount as a percentage of base salary was set at 55%. Executive’s A’s target bonus amount would be $220,000 (i.e., 55% x $400,000). Assuming that Executive A exceeded or outperformed all of his or her individual performance goals, Executive A’s actual bonus under the minimum, threshold, target, and maximum financial objective levels could range from between $44,000 and $272,800 and would be determined as follows:

					At or
	Below	At	At		Greater than
	Minimum ($)	Minimum ($)	Threshold ($)	At Target ($)	Maximum ($)

Revenue VCP Target (50% x $220,000 = $110,000)	—	55,000	104,500	110,000	143,000
Operating Income VCP Target (30% x $220,000 = $66,000)	—	33,000	62,700	66,000	85,800
Individual Performance VCP Target (20% x $220,000 = $44,000)	44,000	44,000	44,000	44,000	44,000

Total	44,000	132,000	211,200	220,000	272,800

Performance-Based Cash Compensation Payments

The Compensation Committee met on December 13, 2010 and January 27 and January 31, 2011 to review fiscal 2010 corporate and executive goal performance, make determinations for fiscal 2010 performance-based incentive cash compensation awards based on the performance reviews, and establish the fiscal 2011 executive compensation plan.

The following table presents the performance-based cash compensation opportunities as a percentage of base salary and the actual amounts earned by each named executive officer for fiscal 2010:

	2010 Target		Actual Bonus Payout
	Bonus as a % of	Actual Bonus	as a % of Base
Named Executive Officer	Base Salary	Payout ($)(1)(2)	Salary(1)(2)

Jay T. Flatley	100%	922,500	123%
Christian O. Henry	55%	277,526	67%
Christian G. Cabou	55%	246,995	67%
Tristan B. Orpin	55%	258,887	68%
Mostafa Ronaghi	55%	224,939	67%

(1)	These bonuses were paid in February 2011 and reflect fiscal 2010 revenue and operating income that in each case exceeded the maximum financial objectives established for the fiscal 2010 VCP. Accordingly, the revenue VCP component (50% of target bonus) paid out at its maximum level of 130.0% and the operating income VCP component (30% of target bonus) paid out at its maximum level of 130.0%. The individual performance VCP component (20% of target bonus) was determined based on achievement of pre-established individual performance objectives.

Performance-based cash compensation awards made to named executive officers under the VCP for performance in fiscal 2008 and 2009 are reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 44. These bonuses were paid in February 2009 and February 2010, respectively.

Long-Term Equity Compensation

The Compensation Committee believes it is appropriate to align the interests of executives with those of stockholders. Accordingly, we award long-term incentives to reward performance and align executives with long-term stockholder interests by providing executives with an ownership stake in the Company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants in the form of stock options and restricted stock units, or RSUs. In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize value through stock options only to the extent that our stock price increases. RSUs also provide a long-term incentive for executives to remain with us, but do not have an exercise price and accordingly provide some amount of value to recipients regardless of our stock price. During 2010, we awarded approximately 18.5% of our total equity grants to our named executive officers in the form of RSUs as measured by the grant date fair value of the awards.

Determination of Long-Term Equity Compensation

To determine the value for long-term incentives granted to an executive each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our compensation peer group of companies;

•	the market demand for the executive’s particular skills and experience;

•	the amount granted to other executives in comparable positions at the Company;

•	the executive’s demonstrated performance over the past few years; and

•	the executive’s leadership performance.

In addition, the new hire equity grant made to an executive officer upon first joining the Company is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards owned by executive officers in comparable positions, including the executive’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review each January. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.

Stock Options

New Hire Awards. Stock options for newly-hired executives may be granted under our New Hire Stock and Incentive Plan or under our 2005 Stock and Incentive Plan, in each case on the date employment with us commences. New hire stock options granted prior to March 30, 2008 vest over a five-year period, with 20% of the options vesting on the first anniversary of the grant date and the remaining options vesting monthly over the next 48 months. New hire stock options granted on or after March 30, 2008 vest over a four-year period, with 25% of the options vesting on the first anniversary of the grant and the remaining options vesting monthly over the next 36 months. Each of the options has a maximum term of ten years, measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases.

Subsequent Awards. Stock options granted to executives subsequent to hiring are granted under our 2005 Stock and Incentive Plan. Prior to 2008, stock options granted under the 2005 Stock and Incentive Plan to executives subsequent to hiring vested monthly over a five-year period. Effective January 1, 2008, the Compensation Committee changed the vesting schedule for stock options to monthly vesting over a four-year period. Each of the options has a maximum term of ten years, measured from the applicable grant date, subject to earlier termination if the optionee’s service with us ceases.

Restricted Stock Units

Effective January 1, 2008, long-term equity compensation packages to executives have included grants of RSUs. RSUs for newly-hired executives may be granted under our New Hire Stock and Incentive Plan or under our 2005 Stock and Incentive Plan, in each case on the date employment with us commences. RSUs granted to executives subsequent to hiring are granted under our 2005 Stock and Incentive Plan. Whether awarded at the time of hire or subsequently, RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date. Vesting in all cases is subject to the individual’s continued service to us through the vesting date.

Fiscal 2010 Long-Term Equity Compensation

The following table presents the long-term equity compensation awarded to each named executive officer based on grant date fair value and as a multiple of base salary for fiscal 2010:

	Stock Options	RSUs
	(Grant Date Fair	(Grant Date Fair		Multiple of
Named Executive Officer	Value) ($)(1)	Value) ($)(1)	Total ($)	2010 Base Salary

Jay T. Flatley	4,007,025	907,500	4,914,525	6.6
Christian O. Henry	1,226,617	277,800	1,504,417	3.6
Christian G. Cabou	1,226,617	277,800	1,504,417	4.1
Tristan B. Orpin	1,226,617	277,800	1,504,417	4.0
Mostafa Ronaghi	1,226,617	277,800	1,504,417	4.5

(1)	Messrs. Henry, Cabou, Orpin, and Ronaghi, each of whom are “Senior Vice Presidents,” received the same equity award on January 27, 2010, consisting of a stock option award for 67,500 shares and an RSU award of 7,500 shares.

Compensation Mix

The following table shows the mix of base salary, cash bonus, and long-term equity compensation for our named executive officers for fiscal 2010:

	Amount ($)	Percent

Base Salary	2,244,839	15%
Annual Cash Bonus(1)	1,930,847	13%
Long-Term equity Compensation(2)	10,932,193	72%

Total	15,107,879	100%

(1)	Bonuses were earned during fiscal 2010 and were paid in February 2011.
(2)	Reflects the grant date fair value of awards granted during fiscal 2010. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for fiscal 2010, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2011.

Change-in-Control Benefits

Our executive management and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to certain of our executive officers, including each of Messrs. Flatley, Henry, Cabou, Orpin, and Ronaghi. The initial term of all change-in-control severance agreements expired in August 2009, after which the agreements automatically renew annually for additional one year periods unless a notice of non-extension is provided by either party.

For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•	a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.

Under the change-in-control severance agreements, the executive would receive benefits if he were terminated within two years following the change of control either:

•	by the Company other than for “cause,” which is defined in each change-in-control severance agreement to include repeated failure or refusal to materially perform his duties that existed immediately prior to the change of control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•	by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to include certain reductions in the executive’s annual base salary, bonus, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change of control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change of control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then, with the exception of the Chief Executive Officer, the executive is generally entitled to the following benefits:

•	a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year;

•	a lump sum payment of the executive’s earned but unpaid compensation;

•	payments of the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.

Our Chief Executive Officer is entitled to a severance payment equal to twice the sum of his annual base salary and the greater of his target or most recently paid or payable target bonus or other target incentives and 24 months of continued certain medical and other benefits in addition to the benefits previously described for the other named executive officers.

The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under IRC

Section 280G “golden parachute” provisions. A full analysis of the financial impact of these limitations will be performed based on the facts and circumstances in the event a change in control were to occur.

Based upon a hypothetical change of control date of December 31, 2010, the last trading day of fiscal 2010, the change-in-control benefits for our named executive officers would have been as follows:

		Change in Control Benefit
				Fair Market Value
				of Accelerated
	Severance	Severance	Medical and	Equity
	Calculated from	Calculated from	Dental	Compensation
Name	Base Salary ($)	Bonus ($)	Benefits ($)	($)(1)	Total ($)

Jay T. Flatley	1,500,000	1,500,000	53,992	22,331,289	25,385,281
Christian O. Henry	413,600	227,480	21,904	8,156,757	8,819,741
Christian G. Cabou	368,100	202,455	14,677	7,369,964	7,955,196
Tristan B. Orpin	379,600	208,780	21,904	6,686,186	7,296,470
Mostafa Ronaghi	338,000	185,000	19,000	4,421,381	4,947,381

(1)	Fair market value of accelerated equity compensation includes the value of unvested and accelerated stock options and RSUs as of December 31, 2010. The value of the stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our common stock on December 31, 2010. The value of the RSUs is based on the number of outstanding shares that would not ordinarily have vested December 31, 2010 multiplied by the applicable closing share price on that date.

Other Benefits and Perquisites

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Otherwise, we provide to our executives medical and other benefits that are generally available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of employees’ contributions to the plan, based on our meeting certain financial targets. Beginning in 2008, we began offering a deferred compensation plan to all employees at a Vice President level or higher, as well as to the members of our Board of Directors. In 2009, we extended participation in this program to all U.S. employees at a Senior Director level or higher, and in 2010 we extended participation in this program to all U.S. employees at a Director level or higher.

All of our executive officers participated in our 401(k) plan during fiscal 2010 and received matching contributions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code does not count toward the $1 million limit. We believe that compensation paid under the executive incentive plans is generally fully deductible for federal income tax purposes with the exception of RSUs. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE.

Roy A. Whitfield (Chairperson)
Daniel M. Bradbury
Paul C. Grint, M.D.
William H. Rastetter, Ph.D.

EXECUTIVE COMPENSATION

Summary Compensation Table

					Non-Equity
					Incentive Plan
			Stock	Option	Compensation		All Other
Name and Principal Position	Year	Salary ($)	Awards ($)(1)	Awards ($)(1)	($)(2)		Compensation ($)(3)	Total ($)

Jay T. Flatley	2010	749,615	907,500	4,007,025	922,500		22,334	6,608,974
President, Chief Executive	2009	749,162	839,100	3,599,150	498,731		9,778	5,695,921
Officer & Director	2008	647,038	844,875	4,095,022	604,500		27,844	6,219,279
Christian O. Henry	2010	410,139	277,800	1,226,617	277,526		15,709	2,207,791
Senior Vice President, Chief	2009	390,203	296,364	1,372,847	159,600		6,502	2,225,516
Financial Officer & General	2008	343,097	324,850	1,574,514	313,900	(4)	6,911	2,563,272
Manager, Life Sciences
Christian G. Cabou	2010	367,882	277,800	1,226,617	246,995		17,260	2,136,554
Senior Vice President,	2009	366,677	237,074	1,098,278	153,600		7,659	1,863,288
General Counsel & Secretary	2008	336,118	297,758	1,443,305	205,601		10,015	2,292,797
Tristan B. Orpin	2010	379,403	277,800	1,226,617	258,887		13,118	2,155,825
Senior Vice President &	2009	380,123	237,074	1,098,278	159,200		7,644	1,882,319
Chief Commercial Officer	2008	351,150	297,758	1,443,305	217,620		7,671	2,317,504
Mostafa Ronaghi(5)	2010	337,800	277,800	1,226,617	224,939		12,411	2,079,567
Senior Vice President &	2009	—	—	—	—		—	—
Chief Technology Officer	2008	—	—	—	—		—	—

(1)	This reflects the grant date fair value of awards granted. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for fiscal 2010, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2011.
(2)	Reflects bonuses earned during fiscal 2010, fiscal 2009, and fiscal 2008 under Illumina’s Variable Compensation Plan (VCP), which were paid in February 2011, February 2010, and February 2009, respectively. The VCP is described in the Compensation Discussion and Analysis, under the caption “Performance-Based Incentive Cash Compensation.”
(3)	These amounts represent Company contributions to 401(k) plans, Company-paid physical exams, compensation paid in lieu of paid time-off, and long term disability insurance premiums.
(4)	Includes a special bonus of $100,000 in recognition of Mr. Henry’s additional responsibilities as General Manager of Sequencing during fiscal 2008.
(5)	Mr. Ronaghi became a named executive officer in fiscal 2010; therefore information has been omitted for fiscal years 2009 and 2008.

Grants of Plan-Based Awards Table

		All Other Stock	All Other Option	Exercise or
		Awards: Number of	Awards: Number of	Base Price of	Grant Date Fair
		Shares of Stock or	Securities Underlying	Option	Value of Stock and
Name	Grant Date	Units (#)(1)	Options (#)(2)	Awards ($/sh)(3)	Option Awards ($)(4)

Jay T. Flatley	1/28/2010	—	225,000	36.30	4,007,025
	1/28/2010	25,000	—	—	907,500
Christian O. Henry	1/27/2010	—	67,500	37.04	1,226,617
	1/27/2010	7,500	—	—	277,800
Christian G. Cabou	1/27/2010	—	67,500	37.04	1,226,617
	1/27/2010	7,500	—	—	277,800
Tristan B. Orpin	1/27/2010	—	67,500	37.04	1,226,617
	1/27/2010	7,500	—	—	277,800
Mostafa Ronaghi	1/27/2010	—	67,500	37.04	1,226,617
	1/27/2010	7,500	—	—	277,800

(1)	Stock awards consist of RSUs. RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.
(2)	All options granted vest in equal monthly installments over four years. Vesting is subject to the individual’s continued service to us through the vesting date.
(3)	The exercise price of stock options awarded is the closing market price of our common stock on The NASDAQ Global Select Market on the date of grant.
(4)	This reflects the grant date fair value of awards granted during fiscal 2010. Assumptions used in the calculation of these amounts are included in Note 1 to our audited consolidated financial statements for fiscal 2010, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2011.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
	Number of	Number of				Number of	Market Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised			Option	Stock that	Stock that
	Options	Options		Option Exercise	Expiration	Have Not	Have Not
Name	(#) Exercisable	(#) Unexercisable		Price ($)	Date	Vested(1)	Vested ($)(2)

Jay T. Flatley	—	—		—	—	66,750	4,227,945
	375,000	—		4.30	2/25/2015	—	—
	491,666	8,334	(3)	10.49	1/30/2016	—	—
	548,333	151,667	(3)	20.04	1/25/2017	—	—
	164,062	60,938	(4)	33.80	2/1/2018	—	—
	119,791	130,209	(4)	27.97	1/29/2019	—	—
	51,562	173,438	(4)	36.30	1/28/2020	—	—
Christian O. Henry	—	—		—	—	22,854	1,447,572
	16,500	—		5.23	6/6/2015	—	—
	8,833	1,334	(3)	10.49	1/30/2016	—	—
	84,635	65,000	(3)	20.04	1/25/2017	—	—
	65,625	24,375	(4)	32.49	1/29/2018	—	—
	44,921	48,829	(4)	28.45	1/28/2019	—	—
	15,468	52,032	(4)	37.04	1/27/2020	—	—
Christian G. Cabou	—	—		—	—	20,539	1,300,940
	10,000	25,000	(5)	13.70	5/30/2016	—	—
	2,500	32,500	(3)	20.04	1/25/2017	—	—
	2,156	22,344	(4)	32.49	1/29/2018	—	—
	4,937	39,063	(4)	28.45	1/28/2019	—	—
	15,468	52,032	(4)	37.04	1/27/2020	—	—
Tristan B. Orpin	—	—		—	—	20,539	1,300,940
	1,667	—		4.54	1/20/2015	—	—
	1,667	1,667		10.49	1/30/2016	—	—
	92,666	43,334	(3)	20.04	1/25/2017	—	—
	60,156	22,344	(4)	32.49	1/29/2018	—	—
	35,937	39,063	(4)	28.45	1/28/2019	—	—
	15,468	52,032	(4)	37.04	1/27/2020	—	—
Mostafa Ronaghi	—	—		—	—	10,475	663,487
	134,166	95,834	(6)	44.38	8/4/2018	—	—
	15,093	16,407	(4)	28.45	1/28/2019	—	—
	15,468	52,032	(4)	37.04	1/27/2020	—	—

(1)	Stock awards consist of RSUs. RSUs vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.
(2)	Market value of stock awards was determined by multiplying the number of unvested shares by $63.34, which was the closing market price of our common stock on The NASDAQ Global Select Market on December 31, 2010, the last trading day of fiscal 2010.
(3)	These options vest monthly over a five year period from the date of grant.
(4)	These options vest monthly over a four year period from the date of grant.
(5)	20% of these options vest on the first anniversary of the grant, and the remaining options vest monthly over the next 48 months.
(6)	25% of these options vest on the first anniversary of the grant, and the remaining options vest monthly over the next 36 months.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	on Exercise(1) ($)	Acquired on Vesting (#)	Vesting ($)

Jay T. Flatley	325,000	14,066,610	9,500	351,305
Christian O. Henry	155,500	4,028,838	3,563	130,117
Christian G. Cabou	186,500	4,567,371	3,084	112,664
Tristan B. Orpin	163,001	5,409,142	3,084	112,664
Mostafa Ronaghi	—	—	525	19,058

(1)	Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The NASDAQ Global Select Market on the dates of exercise and the exercise price per share exercised.

Nonqualified Deferred Compensation for Fiscal 2010

	Executive
	Contributions in	Illumina	Aggregate Earnings	Aggregate	Aggregate Balance
	Last Fiscal Year	Contributions in	in Last Fiscal Year	Withdrawals /	at Last Fiscal
Name	($)(1)	Last Fiscal Year ($)(3)	($)(2)	Distributions ($)	Year-End ($)

Jay T. Flatley	250,000	—	36,100	146,511	—
Christian O. Henry	225,000	—	28,020	59,901	365,779
Christian G. Cabou	—	—	3,154	—	59,195
Tristan B. Orpin	—	—	17,480	—	168,328
Mostafa Ronaghi	—	—	35,624	—	332,876

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(3)	The Company made no contributions towards the deferred compensation plan for the participants in fiscal 2010 or prior years.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about shares of our common stock that may be issued under our equity compensation plans, including compensation plans that were approved by our stockholders as well as compensation plans that were not approved by our stockholders. Information in the table is as of January 2, 2011.

					(c) Number of Securities
					Remaining Available for Future
	(a) Number of Securities to Be				Issuance Under Equity
	Issued Upon Exercise of		(b) Weighted-Average Exercise		Compensation Plans (Excluding
	Outstanding Options and		Price per Share of Outstanding		Securities Reflected
Plan Category	Rights		Options and Rights ($)		in Column (a))

Equity compensation plans approved by security holders	13,747,033	(1)	21.11	(2)	23,597,489	(3)
Equity compensation plans not approved by security holders	1,244,500	(4)	37.53		N/A	(5)

Total	14,991,533		22.83		23,597,489

(1)	Represents 10,637,801 shares issuable upon exercise of options and 3,109,232 shares issuable under restricted stock unit awards. Options outstanding include 2,105,153 options with a weighted-average exercise price of $29.72 that were assumed in connection with corporate acquisitions.
(2)	RSUs have been excluded for purposes of computing weighted-average exercise price.
(3)	Includes 7,535,584 shares available for grant under our 2005 Stock Incentive Plan and 16,061,905 shares available for grant under our 2000 Employee Stock Purchase Plan.
(4)	Represents options granted under our New Hire Stock and Incentive Plan.
(5)	There is no set number of shares reserved for issuance under the New Hire Stock and Incentive Plan.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Securities Exchange Act of 1934 will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and disclosures;

•	the independent auditors’ qualifications and independence;

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

The Audit Committee meets with the independent auditors, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, our independent auditors. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of fiscal 2010, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending January 1, 2012.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from independent auditors required by ISB Standard No. 1, and has had discussions with the independent auditors regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2011 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE.

A. Blaine Bowman (Chairperson)
Daniel M. Bradbury
Karin Eastham
William H. Rastetter, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to Ernst & Young LLP

During the fiscal years ended January 2, 2011 and January 3, 2010, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Year Ended	Year Ended
	January 2,	January 3,
	2011	2010

Audit Fees	$1,004,528	$939,893
Audit-Related Fees	19,450	31,521
Tax Fees	91,422	24,998

Total	$1,115,400	$996,412

Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended January 2, 2011 and January 3, 2010, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended January 2, 2011 and January 3, 2010 related to services rendered for the preparation of foreign tax filings. For the fiscal years ended January 2, 2011 and January 3, 2010, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees above.

Pre-Approval Policies and Procedures

The Audit Committee, as required by the Securities Exchange Act of 1934, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accountants. The Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts University. Under that agreement, we pay royalties to Tufts upon the commercial sale of products based on the licensed technology. Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. The portion of royalties received from us that Tufts University shared with Dr. Walt during fiscal 2010 was approximately $592,000.

In October 2009, we made a $1.95 million investment to acquire shares of Series A Preferred Stock of Helixis, Inc., a developer of advanced nucleic acid analysis tools. Mr. Flatley, our President and Chief Executive Officer, is a director of Helixis, and he also owns shares of stock representing less than one percent of Helixis’ outstanding capital stock on a fully-diluted basis. In April 2010, we acquired all of the outstanding capital stock of Helixis that was not already owned by the Company. The Board of Directors, with Mr. Flatley abstaining, reviewed and approved our investment in, and subsequent acquisition of, Helixis.

All future transactions between us and our officers, directors, principal stockholders, and affiliates will be subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties.

We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we have agreed to indemnify these persons to the fullest extent permitted by law in connection with certain claims that may arise generally relating to their acting in their capacities as our directors or executive officers.

OTHER MATTERS

As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of, and transactions related to, our common stock and related derivative securities. Based solely upon our review of copies of Section 16(a) reports, which we received from such persons for their transactions during fiscal 2010, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals, except that one Form 4 was not filed timely for each Dr. Grint and Dr. Möller.

STOCKHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING

Stockholder proposals that are intended to be presented at our 2012 annual meeting of stockholders must be received at our principal executive offices no later than November 24, 2011, in order to be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the proxy solicited by the Board of Directors for the 2012 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 9, 2012.

HOUSEHOLDING

Our 2010 Annual Report on Form 10-K, including our audited financial statements for fiscal 2010, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written or oral request to Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121, Attention: Corporate Secretary. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 9885 Towne Centre Dr., San Diego, California 92121, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet site at www.illumina.com. We use our website as a channel of distribution of material company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS OF ILLUMINA, INC.

Dated: March 24, 2011

ILLUMINA, INC.
ATTN: PETER FROMEN
9885 TOWNE CENTRE DR.
SAN DIEGO, CA 92121
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/ILMN2011
You may attend the meeting on May 10, 2011 via the Internet at www.virtualshareholdermeeting.com/ILMN2011 and vote during the meeting using the information that is printed in the box marked by the arrow → XXXX XXXX XXXX .
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M31245-P06902                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ILLUMINA, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

Vote on Directors		☐	☐	☐
1.	Election of Directors with Terms Expiring in 2014

Nominees:

01) Daniel M. Bradbury
02) Roy A. Whitfield

Election of Director with Term Expiring in 2013

Nominee:

03) Gerald Möller, Ph.D.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending January 1, 2012		☐	☐	☐

3.	Approval, on an advisory basis, of executive compensation		☐	☐	☐

The Board of Directors recommends you vote for a “1 Year” frequency:		1 Year	2 Years	3 Years	Abstain

4.	An advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M31246-P06902
ILLUMINA, INC.
Annual Meeting of Stockholders
May 10, 2011 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Jay T. Flatley as proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2011 at 9:00 AM Pacific Time on Tuesday, May 10, 2011, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side